Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Director of Arconic Corporation, a Delaware corporation (the “Company”) does hereby constitute and appoint Timothy D. Myers, Diana C. Toman, Mary E. Zik, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1) To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2020 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Arconic Corporation 2020 Stock Incentive Plan, as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof, the “2020 Plan”) and any legacy Arconic Inc. stock plans as necessary or appropriate (collectively, the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(2) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2020 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company’s employee retirement savings plans (together with interests in such plans), including, without limitation, the Arconic Corp. Hourly 401(k) Plan and the Arconic Corp. Salaried 401(k) Plan, and employee retirement or other savings plans sponsored by the Company or its subsidiaries or entities acquired by the Company from time to time (the “Savings Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans (or interests in such Plans), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 3rd day of April, 2020.

/s/ Margaret S. Billson

Margaret S. Billson